Exhibit 4.2

FELCOR ESCROW HOLDINGS, L.L.C.,
FELCOR LODGING LIMITED PARTNERSHIP,
FELCOR LODGING TRUST INCORPORATED,

and

the other parties named herein

and

WILMINGTON TRUST COMPANY,
as Trustee

and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent, Registrar and Paying Agent

__________________

First Supplemental Indenture

Dated as of May 23, 2011

Supplemental Indenture to the Indenture
dated as of May 10, 2011
with respect to the
6.75% Senior Secured Notes due 2019

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of May 23, 2011 among FelCor Escrow Holdings, L.L.C., a Delaware limited liability company, (“Escrow Subsidiary”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), each Subsidiary Guarantor (as defined in the Indenture), Wilmington Trust Company, a federal savings bank, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent (“Collateral Agent”) registrar (“Registrar”) and paying agent (“Paying Agent”).
W I T N E S S E T H
WHEREAS, Escrow Subsidiary executed and delivered to the Trustee and Collateral Agent an indenture dated as of May 10, 2011 (as amended, supplemented or otherwise modified, the “Indenture”), pursuant to which Escrow Subsidiary issued and has outstanding $525,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2019 (the “Notes”);
WHEREAS, pursuant to the terms of the Escrow Agreement dated as of May 10, 2011 among FelCor LP, FelCor, Escrow Subsidiary, the Trustee, the Collateral Agent and the Escrow Agent (the “Escrow Agreement”), Escrow Subsidiary, FelCor LP, FelCor and the Subsidiary Guarantors are executing and delivering a supplemental indenture to the Indenture providing for (a) the assumption of all rights and obligations of Escrow Subsidiary under the Indenture by FelCor LP and (b) a Guarantee by FelCor and each Subsidiary Guarantor; and
WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by Escrow Subsidiary, FelCor, FelCor LP, and the Subsidiary Guarantors to secure the Notes without notice to or the consent of any Holder;
WHEREAS, the date of this First Supplemental Indenture shall be deemed the “date of the Assumption” as such term is used in the Indenture;
WHEREAS, FelCor and FelCor LP are using certain proceeds from the offering of the Notes to refinance (the “Refinancing”) the indebtedness incurred by FelCor LP in connection with the acquisition (the “Acquisition”) of two separate hotels located in New York (the “New York Hotels”);
WHEREAS, in connection with the Refinancing (i) FelCor has arranged for the notes (the “Existing Note”), evidencing the existing indebtedness secured by the New York Hotels and the related mortgage, to be assigned to the Collateral Agent pursuant to that certain allonge from Deutsche Bank AG, New York Branch and the Assignment of Mortgage between Deutsche Bank AG, New York Branch and the Collateral Agent, both dated of even date herewith, (ii) pursuant to an assumption agreement, the Existing Note will be assumed by FelCor LP and (iii) FelCor LP will execute a $41,000,000 promissory note in favor of the Collateral Agent, dated of even date herewith (the “Gap Note”);
WHEREAS, the Existing Note, together with the Gap Note, shall be consolidated and amended and restated into that certain $131,000,000 consolidated, amended and restated promissory note made by FelCor LP in favor of the Collateral Agent, dated of even date herewith, in the form attached hereto as Exhibit E (the “New York Hotel Note”) to evidence the portion of the same indebtedness evidenced by the Notes which is allocable to the New York Hotels and is not a separate obligation of any obligor under the Indenture separate from the Notes;
WHEREAS, pursuant to certain omnibus assignment and assumption agreements by and between FelCor LP and Royalton 44 Hotel, L.L.C. (“Royalton”) and FelCor LP and Madison 237 Hotel, L.L.C. (“Morgans”), each dated of even date herewith (each an “Assignment Agreement” and collectively, the

“Assignment Agreements”) and certain other related documents, (i) FelCor LP will, among other things, transfer all of its rights, title and interests in and to certain Assigned Interests (as such term is defined in each Assignment Agreement), including the New York Hotels, to Royalton and Morgans, respectively and (ii) Royalton and Morgans will assume all obligations under the New York Hotel Note (collectively, the “New York Hotel Transfers”); provided, however, that FelCor LP shall remain an obligor under the New York Hotel Note; and
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Escrow Subsidiary, FelCor, FelCor LP, each Subsidiary Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
SECTION 1.    Definitions. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision;
(b)    capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture; and
(c)    capitalized terms defined in this First Supplemental Indenture and used in Section 12.12 which is added to the Indenture pursuant to Section 6 hereof shall have the meanings assigned to them in this First Supplemental Indenture.
SECTION 2.    Addition of Guarantors. Each Guarantor hereby executes this First Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes and of certain of FelCor LP's obligations under the Indenture as set forth therein and agree to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Guarantor under the Indenture, including without limitation, those set forth in Article XI thereof. Upon its execution hereof, each Guarantor hereby acknowledges that it shall be a Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date of the Indenture. Further, each Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such Guarantor under its Guarantee. For purposes of clarification, Royalton and Morgans are direct obligors with respect to the obligations evidenced by the New York Hotel Note, rather than guarantors of such obligations.
SECTION 3.    [Reserved].
SECTION 4.    Mandatory Exchange of Global Notes. On the date of the Assumption, the beneficial interests in the Global Notes representing the Notes issued on May 10, 2011 shall be automatically exchanged for beneficial interests in the U.S. Global Notes and the Offshore Global Notes, as applicable, substantially in the form of Exhibit A hereto and the Notes issued on May 10, 2011 shall be cancelled.
SECTION 5.    Restrictive Legends. From and after the date of the Assumption, unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes, Temporary Offshore Global Notes and each U.S. Physical Note shall bear the following legend on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FELCOR LP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE

DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.
Each Global Note, whether or not an Exchange Note, shall also include the following legend if such Note is issued with more than de minimis original issue discount for United States federal income tax purposes:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO FELCOR LP AT THE FOLLOWING ADDRESS: 545 EAST JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062 ATTENTION: GENERAL COUNSEL.
SECTION 6.    Amendment to Section 12. Section 12 of the Indenture is hereby amended by adding the following Section 12.12:
“SECTION 12.12. New York Hotel Note.
(a)    Without prejudice to the provisions of this Indenture and the Collateral documents, the debt of FelCor LP, Royalton and Morgans evidenced by the New York Hotel Note (as defined in the First Supplemental Indenture) is separate evidence of the portion of the same indebtedness evidenced by the Notes which is allocable to the New York Hotels (as defined in the First Supplemental Indenture) and is not a separate obligation of any obligor under this Indenture separate from the Notes. The New York Hotel Note cannot be negotiated or enforced except in conjunction with, and as separate evidence of and without prejudice to, the same Indebtedness evidenced by the Notes.
(b)    The New York Hotel Note does not contain any covenants, other than the payment covenant, and it is the intent of the parties that there are no other covenants. The New York Hotel Note does not bear interest as a separate obligation of the makers thereof apart from the interest accruing under the Notes allocable to the portion of the indebtedness evidenced thereby which is also evidenced by the New York Hotel Note.
(c)    The existence of the New York Hotel Note does not and shall not constitute a violation of any covenant set forth in this Indenture. For purposes of clarity, (i) while the New York Hotel Note represents indebtedness of FelCor LP, Royalton and Morgans (as each is defined in the First Supplemental Indenture), the New York Hotel Note shall not be considered “Indebtedness” for purposes of this Indenture and (ii) the New York Mortgage (as defined below in paragraph (e)) securing the New York

Note shall be considered a “Permitted Lien” under this Indenture. Additionally, the New York Hotel Transfers (as defined in the First Supplemental Indenture) do not and shall not constitute (i) a violation of any covenant set forth in this Indenture or (ii) an Event of Default hereunder.
(d)    The New York Hotel Note shall not constitute a “Collateral Document” under this Indenture.
(e)    As provided in that certain consolidated, amended and restated mortgage and security agreement of even date herewith, by and among FelCor LP, Royalton 44 Hotel Leasing, L.L.C. and Madison 237 Hotel Leasing, L.L.C., as mortgagors and the Collateral Agent, as mortgagee (the “New York Mortgage”), the Secured Amount (as defined in the New York Mortgage) shall be reduced only by the last and final sums the Trustee or Paying Agent receives in payment of the Notes under any provision of this Indenture, including under Article Three; provided, however, that any amounts received may be applied to the New York Hotel Note at FelCor LP's election, if either or both of the New York Hotels are simultaneously (i) released under this Indenture pursuant to Section 12.05 or (ii) are otherwise severed and assigned, and are no longer Collateral.
(f)    In the event that either or both of the New York Hotels are sold, assigned or otherwise transferred in compliance with Section 4.10 of this Indenture, then at FelCor LP's election, the New York Hotel Note may also be sold, assigned or otherwise transferred on a non-recourse basis in connection therewith, provided that the debt under the Notes shall be correspondingly reduced; provided, that notwithstanding anything to the contrary contained in this clause (g), if only one such New York Hotel is sold, assigned or otherwise transferred in compliance with Section 4.10 of the Indenture, then the New York Hotel Note may be severed into two notes in such amounts as specified by FelCor LP, in which case (i) the note evidencing the portion of the indebtedness attributable to the New York Hotel, as determined by FelCor LP, that is being so sold, assigned or otherwise transferred shall, at FelCor LP's election, also be sold, assigned or otherwise transferred to the mortgage lender to the purchaser of said hotel on a non-recourse basis in connection therewith and (ii) the note evidencing the portion of the indebtedness attributable to the New York Hotel that is not being so sold, assigned or otherwise transferred shall thereafter be deemed the New York Hotel Note for all purposes under the Indenture. For purposes of this paragraph (f), the parties agree to reasonably cooperate, to the extent requested by FelCor LP, to enable it to minimize any mortgage recording tax liabilities related to the New York Hotels or either New York Hotel, including without limitation, to cause the New York Hotel Note to be severed and to cause the Collateral Documents and the New York Hotel Note (or the severed portion thereof) relating to the applicable New York Hotel(s) to be assigned to the mortgage lender to the purchaser of said hotel on a non-recourse basis without termination, at the expense of and as directed by FelCor LP.
(g)    For purposes of Article 5 of this Indenture, upon any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of FelCor LP in accordance with Section 5.01, the parties agree to reasonably cooperate, to the extent requested by FelCor LP, to enable it to minimize any mortgage recording tax liabilities related to the New York Hotels or either New York Hotel, including without limitation, to cause the New York Hotel Note to be severed and to cause the Collateral Documents and the New York Hotel Note (or the severed portion thereof) relating to the applicable New York Hotel(s) to be assigned on a non-recourse basis without termination, at the expense of and as directed by FelCor LP.
(h)    For purposes of Sections 8.01 and 8.02 of this Indenture, to the extent that FelCor LP's obligations under the Notes, the Note Guarantees, this Indenture and Collateral Documents are to be discharged or to be defeased, as part of any financings to provide the funds necessary for such discharge or defeasance, the parties agree to reasonably cooperate, to the extent requested by FelCor LP, to enable it to minimize any mortgage recording tax liabilities related to the New York Hotels, including without limitation, to cause the New York Hotel Note to be severed and to cause the Collateral Documents and the New York Hotel Note relating to the New York Hotels to be assigned on a non-recourse basis without termination, at the expense of and directed by FelCor LP.
(i)    The rights and remedies under this Indenture, the Notes and the Collateral Documents, including the New York Mortgage, are the only rights and remedies available under and in connection with the indebtedness that is also evidenced by the New York Hotel Note and any rights and remedies that may exist under the New York Hotel Note shall not be construed as additional rights and remedies and shall not be enforceable separately from, and shall not prejudice, the rights and remedies under this Indenture and the Notes. In the case of an Event of Default under this Indenture, the New York Hotel Note shall not constitute a separate obligation of any obligor.
(j)    Notwithstanding anything contained in Article Nine, FelCor LP and the Subsidiary Guarantors that are parties to the New York Hotel Note may amend, supplement or terminate the New York Hotel Note at any time in their sole and absolute discretion so long as such amendment, supplement or termination does not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, materially and adversely affect the rights and remedies of any Holder and Collateral Agent will execute and deliver any document reasonably requested and prepared by FelCor to confirm same. In the event such amendment, supplement, or termination of the New York Hotel Note does have an material and adverse effect on the rights and remedies of any Holder, the consent of Holders holding a majority in aggregate principal amount of the Notes then outstanding shall be required in order to approve such amendment, supplement or termination.”
SECTION 7.    Exhibits. On the date of the Assumption, Exhibits A, B, C and D to the Indenture shall be superseded in their entirely by Exhibits A, B, C and D attached hereto.
SECTION 8.    Assumption of Rights and Obligations of Escrow Subsidiary. FelCor LP hereby assumes all of the rights and obligations of Escrow Subsidiary under the Indenture and the Notes and confirms and acknowledges the concurrent release and discharge of Escrow Subsidiary from all such rights and obligations. Escrow Subsidiary will be automatically released of all rights and obligations under the Indenture and the Notes upon effectiveness of this First Supplemental Indenture.
SECTION 9.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 10.    The Trustee. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Escrow Subsidiary, FelCor, FelCor LP and the Subsidiary Guarantors.
SECTION 11.    Successors and Assigns. All agreements of Escrow Subsidiary, FelCor, FelCor LP and the Subsidiary Guarantors in this First Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

SECTION 12.    Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 13.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 14.    Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[Signature Page Follows]

FELCOR LODGING LIMITED PARTNERSHIP

	By:	FelCor Lodging Trust Incorporated
General Partner

By:		/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

FELCOR LODGING TRUST INCORPORATED

By:		/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

FELCOR ESCROW HOLDINGS, L.L.C.

By:		/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

FELCOR CANADA CO.

FELCOR/CSS HOLDINGS, L.P.

	By:		FelCor/CSS Hotels, L.L.C.,
General Partner

FELCOR COPLEY PLAZA, L.L.C.

FELCOR ESMERALDA (SPE), L.L.C.

FELCOR HOTEL ASSET COMPANY, L.L.C.

FELCOR LODGING HOLDING COMPANY, L.L.C.

FELCOR/ST. PAUL HOLDINGS, L.P.

	By:		FelCor/CSS Hotels, L.L.C.,
General Partner

FELCOR ST. PETE (SPE), L.L.C.

FELCOR TRS BORROWER 1, L.L.C.

	By:		FelCor TRS Borrower GP 1, L.L.C.,
General Partner

FELCOR TRS BORROWER 4, L.L.C.

FELCOR TRS HOLDINGS, L.L.C.

LOS ANGELES INTERNATIONAL AIRPORT HOTEL ASSOCIATES, A TEXAS LIMITED PARTNERSHIP

	By:		FelCor/LAX Holdings, L.P.,
General Partner

		By:	FelCor/LAX Hotels, L.L.C.,
General Partner

MADISON 237 HOTEL, L.L.C.

ROYALTON 44 HOTEL, L.L.C.

By:			/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/Joshua C. Jones
Joshua C. Jones
Financial Services Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collageral Agent, Registrar and Paying Agent

By:	Deutsche Bank National Trust Company

	By:	/s/ Cynthia J. Powell
Cynthia J. Powell
Vice President

	By:	/s/ Wanda Camacho
Wanda Camacho
Vice President

EXHIBIT A
[FACE OF NOTE]
6.75% Senior Secured Note due 2019

CUSIP No.

No.		$
FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of _____________ ($______________), [or such greater or lesser principal amount as may from time to time be reflected on the books and records of the Registrar (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 2.02 of the Indenture referred to below and then outstanding pursuant to Section 2.08 of the Indenture)]1    Use if Global Note on June 1, 2019.
Interest Payment Dates: June 1 and December 1, commencing December 1, 2011.
Regular Record Dates: May 15 and November 15.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

_________________
1 Use if Global Note

IN WITNESS WHEREOF, FelCor LP has caused this Note to be signed manually or by facsimile by its duly authorized officers.

FELCOR LODGING LIMITED PARTNERSHIP

By:	FELCOR LODGING TRUST INCORPORATED
as general partner

By:
Name:
Title:

(Authenticating Agent's Certificate of Authentication)
This is one of the 6.75% Senior Secured Notes due 2019 described in the within-mentioned Indenture.
Date:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Authenticating Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

[REVERSE SIDE OF NOTE]

FelCor Lodging Limited Partnership
6.75% Senior Secured Note due 2019
1.    Principal and Interest.
FelCor LP will pay the principal of this Note on June 1, 2019.
Interest on the Notes will be payable semi-annually in cash on each June 1 and December 1 commencing on December 1, 2011 (each, an “Interest Payment Date”), to the Holders of record of the Notes at the close of business on May 15 and November 15 immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
If an exchange offer registered under the Securities Act is not consummated and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission on or before 180 days after the Closing Date in accordance with the terms of the Registration Rights Agreement, interest due on the Notes will accrue at an annual rate of 0.5% (“Additional Interest”) plus the interest rate specified on the face hereof until the exchange offer is consummated or the shelf registration statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.
Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date.
This Note will bear interest at a rate of 6.75% per annum.
FelCor LP shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.
2.    Method of Payment.
FelCor LP will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 1 and December 1 to the persons who are Holders (as reflected in the Note Register at the close of business on such May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, FelCor LP will make payment to the Holder that surrenders this Note to a Paying Agent on or after June 1, 2019.
FelCor LP will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of FelCor LP and payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.
Initially, the Collateral Agent will act as authenticating agent, Paying Agent and Registrar. FelCor LP may change any authenticating agent, Paying Agent or Registrar without notice. FelCor LP, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
4.    Indenture; Limitations.
FelCor LP issued the Notes under an Indenture dated as of May 10, 2011, as supplemented by the First Supplemental Indenture dated as of May [23], 2011 (collectively, the “Indenture”), among FelCor LP, FelCor, Escrow Subsidiary, the Subsidiary Guarantors, Wilmington Trust Company, as Trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent (“Collateral Agent”), registrar (“Registrar”) and paying agent (“Paying Agent”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are general secured obligations of FelCor LP.
5.    Redemption.
Except as provided below, FelCor LP may not redeem any of the Notes prior to June 1, 2015.
At any time and from time to time prior to June 1, 2015, FelCor LP may, at its option, redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the notes plus accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date. Notice of such redemption must be mailed to holders of the notes called for redemption not less than 30 (or such shorter period as may be permitted by the Depositary) nor more than 60 days prior to, but excluding, the Redemption Date.
Notwithstanding the foregoing, at any time, or from time to time, on or prior to June 1, 2014, FelCor LP may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a Redemption Price of 106.75% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon, if any, to, but excluding, the Redemption Date; provided that
(i)    at least 65% of the principal amount of the Notes issued under this Indenture remains out-standing immediately after such redemption; and
(ii)    FelCor LP makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Notwithstanding the foregoing, at any time, and from time to time, on and after June 1, 2015, FelCor LP may redeem all or a portion of the Notes, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing June 1 of the years indicated below, in each case together with accrued and unpaid interest thereon to, but excluding, the Redemption Date:

Year	Redemption Price
2015	103.375%
2016	101.688%
2017 and thereafter	100.000%

Notice of any optional redemption will be mailed at least 30 (or such shorter period as may be permitted by the Depositary) but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Note Register. Notes in original principal amount greater than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless FelCor LP defaults in the payment of the amount due upon redemption.
6.    Repurchase upon Change in Control.
Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by FelCor LP in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).
A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be sold to FelCor LP in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by FelCor LP, unless FelCor LP defaults in the payment of the Change of Control Payment.
7.    Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.
8.    Persons Deemed Owners.
A Holder shall be treated as the owner of a Note for all purposes.
9.    Unclaimed Money.
If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to FelCor LP at its request. After that, Holders entitled to the money must look to FelCor LP for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
10.    Discharge Prior to Redemption or Maturity.
If FelCor LP deposits with the Paying Agent money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, FelCor LP will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, FelCor LP will be discharged from certain covenants set forth in the Indenture.
11.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then out-standing, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
12.    Restrictive Covenants.
The Indenture imposes certain limitations on the ability of FelCor LP, FelCor and their respective Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Collateral Asset Sales and Non-Collateral Assets Sales and Events of Loss, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of their assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), FelCor LP and FelCor must report to the Trustee on compliance with such limitations.
13.    Successor Persons.
When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.
14.    Defaults and Remedies.
The following events constitute “Events of Default” under the Indenture:
(a)    default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(b)    default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
(c)    default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of FelCor LP and FelCor or the failure by FelCor LP to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.11 or make or consummate a Change of Control Offer in accordance with Section 4.13;

(d)    FelCor LP or FelCor defaults in the performance of or breaches any other covenant or agreement of FelCor LP or FelCor in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;
(e)    there occurs with respect to any issue or issues of Indebtedness of FelCor LP or FelCor or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(f)    any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance) (i) shall be rendered against FelCor LP or FelCor or any Significant Subsidiary and shall not be paid or discharged, and (ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(g)    a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of FelCor LP or FelCor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or any Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of FelCor LP or FelCor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(h)    FelCor LP or FelCor or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of its creditors;
(i)    any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or any Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee; or

(j)    (a) there shall be a default in the performance, or breach, of any covenant or agreement of FelCor LP, FelCor or any Significant Subsidiary, in any material respect, under any Collateral Document or any management or franchise agreement related thereto and such default or breach shall continue for a period of 45 days after written notice has been given, by certified mail, (1) to FelCor by the Trustee or (2) to FelCor and the Trustee by the holders of at least 25% in aggregate principal amount of the then out-standing notes or (b) any Collateral Document shall for any reason cease to be, or any Collateral Document shall for any reason be asserted in writing by the Issuer or any Guarantor, not to be, in full force and effect and enforceable in accordance with its terms or ceases to give the Holders the first priority Liens purported to be created thereby, except to the extent contemplated by the Indenture and any such Collateral Document.
If an Event of Default (other than an Event of Default described in subparagraphs (g) or (h) above that occurs with respect to FelCor LP or FelCor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If an Event of Default described in subparagraphs (g) or (h) above occurs with respect to FelCor LP or FelCor, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.
15.    Trustee Dealings with FelCor LP.
The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for FelCor LP or its Affiliates and may otherwise deal with FelCor LP or its Affiliates as if it were not the Trustee.
16.    No Recourse Against Others.
No incorporator or any past, present or future limited partner, shareholder, other equity holder, officer, member, director, employee or controlling person as such, of FelCor LP or of any successor Person shall have any liability for any obligations of FelCor LP under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
17.    Authentication.
This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.
18.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
FelCor LP will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to FelCor Lodging Limited Partnership, 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 or at such other address provided for in the Indenture.

19.    Guarantee.
Repayment of principal and interest on the Notes is guaranteed on a senior basis by the Guarantors pursuant to Article Eleven of the Indenture.

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
__________________________________________ (Please print or typewrite name and address including zip code of assignee) the within Note and all rights thereunder, hereby irrevocably constituting _______ ___________________________________ and appointing _______________________ attorney to transfer said Note on the books of FelCor LP with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES,
PERMANENT OFFSHORE GLOBAL NOTES AND
OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement with respect to resales of the Notes is declared effective or (ii) two years after the original issuance of the Notes, the undersigned confirms that without utilizing any general solicitation or general advertising that:
[Check One]
[ ]    (a)    this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
[ ]    (b)    this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.
Date: __________________            _____________________________________________
NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the within-mentioned instrument in every particular,
without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding FelCor LP as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date: _______________            ________________________________________________
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have this Note purchased by FelCor LP pursuant to Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Indenture, check the Box:
If you wish to have a portion of this Note purchased by FelCor LP pursuant to Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Indenture, state the amount (in principal amount at maturity): $___________________.
Date: _____________
Your Signature: ____________________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee: ________________________________________________________________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
Form of Certificate
___________, _____
FelCor Lodging Limited Partnership
545 East John Carpenter Freeway
Suite 1300
Irving, Texas 75062
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Attn: Corporates Team Deal Manager - FelCor Lodging
Re:    FelCor Lodging Limited Partnership (“FelCor LP”)
6.75% Senior Secured Notes Due 2019 (the “Notes”)
Dear Sirs:
This letter relates to U.S. $____________ principal amount at maturity of Notes represented by a Note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of May 10, 2011, as supplemented by the First Supplemental Indenture dated as of May [23], 2011 (collectively, the “Indenture”), relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 903 or Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,
[Name of Holder]
By: ________________________________________
Authorized Signatory

B-1

EXHIBIT C
Form of Certificate to Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors
_____________, __
FelCor Lodging Limited Partnership
545 East John Carpenter Freeway
Suite 1300
Irving, Texas 75062
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Attn: Corporates Team Deal Manager - FelCor Lodging
Re:    FelCor Lodging Limited Partnership (“FelCor LP”)
6.75% Senior Secured Notes Due 2019 (the “Notes”)
Dear Sirs:
In connection with our proposed purchase of $____________ aggregate principal amount at maturity of the Notes, we confirm that:
1.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 10, 2011, as supplemented by the First Supplemental Indenture dated as of May [23], 2011 (collectively, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to FelCor LP, FelCor or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, and, if this letter relates to a proposed transfer in respect of an aggregate principal amount of Notes less than $100,000, an opinion of counsel acceptable to FelCor LP and FelCor that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

C-1

3.    We understand that, on any proposed resale of any Notes, we will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferee]

By: ___________________________________________
Authorized Signatory

C-2

EXHIBIT D
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S
___________, ____
FelCor Lodging Limited Partnership
545 East John Carpenter Freeway
Suite 1300
Irving, Texas 75062
Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005

Attn: Corporates Team Deal Manager - FelCor Lodging
Re:    FelCor Lodging Limited Partnership (“FelCor LP”)
6.75% Senior Secured Notes Due 2019 (the “Notes”)
Dear Sirs:
In connection with our proposed sale of U.S.$________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1)    the offer of the Notes was not made to a person in the United States;
(2)    at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;
(3)    no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

D-1

Very truly yours,
[Name of Transferor]

By: _________________________________________
Authorized Signatory

D-2